                                                                    Exhibit 21.1


                  SUBSIDIARIES OF RENTAL SERVICE CORPORATION


RSC Holdings, Inc. (Delaware)

RSC Acquisition Corp. (Delaware)

Rental Service Corporation of Canada Ltd. (Alberta, Canada)

Wholly owned subsidiaries of RSC Holdings, Inc.:

  RSC Industrial Corporation (Delaware)
  RSC Duval Inc. (Delaware)
  RSC Rents, Inc. (California)

Wholly owned subsidiaries of RSC Acquisition Corp.:

  RSC Alabama, Inc. (Alabama)
  RSC Center, Inc. (Texas)
  Walker Jones Equipment, Inc. (Mississippi)